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                                                                  Exhibit 10.2.5

                                 RYKOFF-SEXTON, INC.

                          PERFORMANCE SHARE AWARD AGREEMENT

This Performance Share Award Agreement (the "Agreement") is executed by and between ___________________ (the "Participant") and Rykoff-Sexton, Inc., a Delaware corporation, (the "Company") pursuant to the Company's 1988 Stock Option and Compensation Plan (the "Plan").

The Stock Option Committee appointed pursuant to the Plan (the "Committee") has granted a performance share award to the Participant on the terms and conditions set forth below:

    1. The Participant is hereby granted _______________ performance shares in accordance with the terms and conditions of this Agreement and the Plan.

    2. The terms and conditions of the Plan, a copy of which has been delivered to the Participant, are hereby incorporated herein and made a part hereof by reference as if set forth in full. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control.

    3. During the first quarter of the Company's fiscal year ending June, 1997, the Committee will establish and notify the Participant of performance objectives for the three fiscal year period ending June, 1999 (the "Performance Period").

    4. If, and to the extent, the performance objectives established by the Committee are achieved during the Performance Period, the performance shares shall be converted to an equivalent number of shares of the Company's Common Stock or, at the election of the Committee, to the cash value of such shares of Common Stock measured by the closing price of the Common Stock on the New York Stock Exchange on the date of conversion.

    5. Any performance shares which are not entitled to be converted in accordance with the terms and conditions of this Agreement will be canceled.

    6. Except for any transfer pursuant to the applicable laws of descent and distribution, Performance Shares may not be transferred, pledged or assigned.

    7. Nothing contained herein is intended or shall be construed as conferring upon or giving to any person, firm or corporation other than the parties hereto any rights or benefits under or by reason of this Agreement.

    8. Nothing contained herein shall be construed to limit or restrict the right of the Company to terminate the Participant's employment at any time, with or without cause, or to


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increase or decrease the Participant's compensation from the rate in existence at the time the Performance Shares were granted.

    9. This Agreement embodies the entire agreement made between the parties hereto with respect to the matters covered herein and shall not be modified expect by a writing signed by the party to be charged.

    10. This Agreement shall not be effective until executed by the Participant and returned to the Company. By executing this Agreement, the Participant hereby acknowledges that the Participant has read and agreed to all the terms and conditions of this Agreement.

The parties have executed this Agreement as of ______________, 199_.


PARTICIPANT:                           RYKOFF-SEXTON, INC.



_____________________________________  _____________________________________
                                       By:


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